Exhibit 99.1


For Immediate Release                                      Contact: Robert Mosby
                                                                      QMed, Inc.
                                                                    804-359-5054


                       QMed, Inc. Reports Improved Results

Gearing Up For New Medicare Demonstration


Eatontown, New Jersey, April 14, 2003 - QMed, Inc. (NASDAQ Symbol: QMED) today announced financial results for the first quarter ending February 28, 2003. Revenues for the three months rose 15.1% to $3,666,044 from $3,185,715 a year ago. Adjusted net income for the quarter increased to $290,989 or $0.02 compared to $277,701 (excluding a gain on sale of tax benefits), or $ .02 per share fully diluted, for the same period a year ago. The Company had working capital of $7,053,400 at February 28, 2003 and a ratio of current assets to current liabilities of 2.7:1.

Michael W. Cox, president and CEO, said, "Our first quarter revenue increase was due largely to added enrollment in our current disease management programs and to expansion into three new markets. The increase in earnings was limited primarily by the increased costs associated with the startup operations of new commercial health plan contracts in Arizona and Colorado as well as to costs associated with pre-implementation of our large new Medicare demonstration project with PacifiCare Health Systems. Operating costs typically decrease as a percentage of revenue once we enroll a meaningful number of members into our programs. Naturally, costs vary according to the size and reach of each contract."

"While we anticipate that second quarter revenue will decrease slightly, impacted by termination of the Regence contract as well as by cyclical reductions in health plan memberships, we also anticipate that fiscal 2003 revenues will increase meaningfully as we add enrolled members under both existing and anticipated new contracts with commercial health plans. We signed a contract with SummaCare of northern Ohio in March, which we plan to implement in May, and we expect to sign others in coming months."

"CMS (Centers for Medicare and Medicaid Services) authorized us to double the enrollment in our Medicare Coordinated Care Demonstration (MCCD) project in December after we had rapidly completed the initial tranche that had been authorized under the terms of their request for proposal and award to QMed. Upon reaching full enrollment in this project, we anticipate that the revenues will approximate $1,000,000 on an annualized basis. It is anticipated that our HeartPartners Project of the Medicare Disease Management Demonstration will begin later this year. Revenues from this project are projected to reach $15,000,000 annually upon full implementation. As our growing and industry-leading Medicare business expands, we intend to segment them in future reports," Cox concluded.

                        CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                          (Unaudited)


                                                   For the Three               For the Three
                                                   Months Ended                Months Ended
                                                   February 28,                February 28,
                                                       2003                        2002
                                                 ---------------             ----------------
Sales
     Disease management services                 $     3,605,013             $      3,060,298
     Medical equipment                                    61,031                      125,417
                                                 ---------------             ----------------
                                                       3,666,044                    3,185,715
                                                 ---------------             ----------------

Cost of sales
     Disease management services                       1,548,417                    1,222,232
     Medical equipment                                    46,076                       69,624
                                                 ---------------             ----------------
                                                       1,594,493                    1,291,856
                                                 ---------------             ----------------

Gross profit                                           2,071,551                    1,893,859

Selling, general and administrative
  expenses                                             1,556,351                    1,385,372
Research and development expenses                        250,841                      256,450
                                                 ---------------             ----------------

Income from operations                                   264,359                      252,037

Interest income                                           49,617                       56,265
Interest expense                                          (6,987)                      (5,601)
Loss in operations of joint venture                            -                      (25,000)
                                                 ---------------             ----------------

Income before income tax (provision) benefit             306,989                      277,701

Gain on sale of state tax benefits                             -                      124,618
Provision for state income taxes                         (16,000)                           -
                                                 ---------------             ----------------
Net income                                       $       290,989             $        402,319
                                                 ===============             ================


Basic income per share
  Weighted average shares outstanding                 14,516,959                   14,297,100
                                                 ---------------             ----------------
  Basic earnings per share                       $           .02             $            .03
                                                 ===============             ================

Diluted income per share
  Weighted average shares outstanding                 16,292,207                   16,845,095
                                                 ---------------             ----------------
  Diluted earnings per share                     $           .02             $            .02
                                                 ===============             ================

FINANCIAL POSITION:

                                QMED, INC. AND SUBSIDIARIES
                          CONDENSED CONSOLIDATED BALANCE SHEETS



                                                         February 28, 2003         November 30,
                                                            (Unaudited)                2002
                                                          ---------------        ---------------
ASSETS

Current assets
Cash and cash equivalents                                 $     1,820,643        $     2,383,123
Investments                                                     6,263,318              6,873,491
Accounts receivable, net of
  allowances of approximately $2,000                            2,615,484                203,216
Inventory                                                         163,417                173,046
Prepaid expenses and other current assets                         335,713                344,667
                                                          ---------------        ---------------
                                                               11,198,575              9,977,543

Property and equipment, net                                     1,198,879              1,168,002
Product software development costs                                469,475                461,261
Other assets                                                      560,757                556,375
Investment in joint venture                                             -                      -
                                                          ---------------        ---------------
                                                          $    13,427,686        $    12,163,181
                                                          ===============        ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses                     $     1,590,744        $     1,015,084
Leases payable, current portion                                    61,611                 46,980
Accrued salaries and commissions                                  157,369                334,642
Fees reimbursable to health plans                                   4,550                  3,050
Contract billings in excess of revenues                         2,270,928              1,760,620
Deferred warranty revenue                                          43,973                 58,867
Income taxes payable                                               16,000                 40,000
                                                          ---------------        ---------------
                                                                4,145,175              3,259,243
                                                          ---------------        ---------------
                                                                9,308,197              8,943,615

About QMed, Inc.
QMed, Inc.'s, healthcare information communication system fully coordinates critical elements of cardiovascular patient care. The system finds data, converts it to actionable information, sends it to the most efficient users, and reiterates the process while building a database of efficacy, compliance and quality assessment. It incorporates traditional patient contact disease management and contains formulary links. This cost-effective and health-beneficial system is currently utilized by Providence Health in Oregon; PacifiCare Health Systems in California, Oregon, Washington, Arizona, Texas and Colorado; Regence BlueCross BlueShield of Utah; by Regence BlueShield in Idaho; by CHA Health in Kentucky; by DAKOTACARE in South Dakota. In some of these programs, services are provided by QMed's IHMC subsidiary, with the system utilized under license from QMed. QMed has recently implemented its coronary artery disease project in the Medicare Coordinated Care Demonstration. Implementation in CHA Health led to significant HEDIS improvements. More information on QMed, Inc. can be obtained at www.qmedinc.com, by calling (732) 544-5544 or by emailing investor@qmedinc.com.

Except for historical information contained herein, matters discussed in this news release are forward-looking statements that involve risks and uncertainties. They include but are not limited to those relating to the timely implementation of programs, the impact of competitive product introductions, acceptance and pricing, and those risks detailed in the Company's filings with the Securities and Exchange Commission (SEC). Actual results may differ materially from any forward-looking statements due to these risks and uncertainties.


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